EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 and related Prospectus of ViroPharma Incorporated and to the incorporation by reference therein of our report dated November 11, 2004, with respect to the Special Purpose Statements of Product Contribution of the Vancocin Product Line of Eli Lilly for the years ended December 31, 2003, 2002 and 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana

January 25, 2005